UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                               ______________

                                  FORM 8-K

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): August 4, 1998



                         Cordant Technologies Inc.
---------------------------------------------------------------------------
         (Exact name of registrant as specified in its charter)


                                  Delaware
---------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)


       1-6179                                          36-2678716
----------------------                    ---------------------------------
Commission File Number                    (IRS Employer Identification No.)



15 W. South Temple, Suite 1600, Salt Lake City, UT           84101-1532
---------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



                               (801) 933-4000
                       -----------------------------
                       Registrant's Telephone Number

ITEM 5   OTHER EVENTS

The following news release was issued on August 4, 1998.



CORDANT TECHNOLOGIES POSTS RECORD ANNUAL EARNINGS;

Annual Income Increases 53 Percent
----------------------------------

Salt Lake City, Utah, August 4, 1998 -- Cordant Technologies Inc. reported income of $126 million or $3.34 per share before an extraordinary item for the fiscal year ended June 30, 1998, compared to $82.4 million or $2.21 per share last year. Net income for the fiscal year ended June 30, 1998, was $118.9 million, or $3.15 per share. The current year included an extraordinary charge of $7.1 million or $.19 per share, net of income taxes and minority interest, related to Howmet debt refinancing to take advantage of favorable interest rates. Excluding the extraordinary item in 1998, net income increased 53 percent.

Operating earnings increased substantially in all business segments during the year. The Company began consolidating Howmet's results within its financial statements effective December 1997 concurrently with the Company's increase in ownership to 62 percent. Excluding the increase attributable to the Howmet consolidation, operating earnings increased 47 percent over the prior year.

James R. Wilson, Chairman and Chief Executive Officer commented, "We had another outstanding year with record earnings. Operating earnings increased substantially in all business segments during the year. Highlights during the year include: increasing our Howmet ownership from 49 to 62 percent in December 1997; the acquisition of Jacobson Manufacturing in mid-June; and the selection of Thiokol Propulsion in December as the propulsion team leader for the Air Force's Minuteman program which is expected to be worth over $1 billion in sales over the next 12 years."

Propulsion Systems Operating Income Up 43 Percent
-------------------------------------------------

Thiokol Propulsion sales for the year increased 8 percent compared to last year. Sales increased on the Missile Defense, Space Shuttle RSRM program, and commercial launch motor programs. Propulsion systems' operating income increased 43 percent from the prior year due to higher margins in the commercial launch motor program and reduced corporate overhead allocations due to increased ownership in Howmet. Operating margins increased to 12 percent in the current year from 9.1 percent last year.

Fastening Systems Operating Income up 90 Percent
------------------------------------------------

Huck fastening systems sales and operating income for the year were substantially higher than last year reflecting continued strength in both commercial aircraft and industrial markets. Sales increased 25 percent while operating income increased 90 percent over the prior year. Operating margins were higher in each successive quarter this year with 16.6 percent margins in the fourth quarter. For the year, margins were 14.5 percent compared to 9.5 percent in the prior year. Operating margins continue to benefit from both continuing cost control initiatives and increased revenues.


Investment Castings Contribution Up 90 Percent
----------------------------------------------

Howmet contributed income, after minority interest and taxes, of $48.1 million or $1.27 per share, compared to $28.3 million or $.76 per share for the prior year, excluding the extraordinary charge for debt refinancing. Cordant Technologies' 13 percent ownership increase in December contributed $6.5 million or $.17 per share to the increase over the prior year. Howmet's twelve month sales increased $130.5 million or 11.5 percent over last year, adjusting for the sale of Howmet's refurbishment business.


Quarterly Net Income Up 73 Percent
----------------------------------

Net income for the quarter ended June 30, 1998, was $41.1 million or $1.09 per share, a 73 percent increase compared to $23.7 million or $.63 per share last year. The current quarter net income included tax interest income of $.9 million or $.02 per share and a tax refund of $2.6 million or $.07 per share. Excluding unusual items in both quarters, net income increased 63 percent.

Sales for the current quarter were 146 percent higher than last year. The increase was due primarily to the consolidation of Howmet, and higher fastener, Space Shuttle RSRM, and commercial launch motor sales. Excluding the consolidation of Howmet into the results, sales increased 15 percent, and operating income increased 67 percent from last year. The increase in operating income was primarily due to higher fastener and commercial launch motor income.

During the quarter, Howmet contributed after tax income of $16.3 million or $.43 per share compared to $10.9 million or $.29 per share for the prior year period, excluding the extraordinary item. Cordant Technologies' 13 percent increase in Howmet ownership contributed $3.1 million or $.08 per share. Howmet's increased income is due to continued revenue growth in both the aerospace and industrial gas turbine (IGT) markets.

All of the per share discussions above reflect diluted earnings per share as required by Financial Accounting Standards Board statement 128 "Earnings per Share," and the two-for-one stock split on March 13, 1998.

Cordant Technologies Inc. (CDD-NYSE) is a strategically balanced global business. Cordant Technologies' Thiokol Propulsion business is the leading producer of solid propulsion systems and its Huck International subsidiary is a leading designer and manufacturer of high performance proprietary fasteners and installation systems. Cordant Technologies also holds a majority interest in Howmet International Inc., a global manufacturer of aircraft and IGT engine components.

This release includes forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in them. These risks and uncertainties include, but are not limited to, unanticipated slowdowns in the Company's major markets, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and the effect of foreign currency fluctuations.


                                    ###

Contact:
        Lauren Sides                         Shannon Polk
        Public Relations                     Investor Relations
        (801) 933-4193                       (801) 933-4030
        Sideslb@Cordanttech.com              Polksb@Cordanttech.com





                                                             Release 98.008

Summary unaudited financial information for the twelve months ended June 30, follows:

(in millions, except per share data)
------------------------------------

                                                                                      Dollar
                                                        1998            1997          Change       Percent
                                                    -------------   -------------   -----------   ------------

 Sales
-------------------------------------------------
 Propulsion systems                                  $   655.9         $ 606.1       $  49.8            8
 Fastening systems                                       354.1           284.0          70.1           25
 Investment castings                                     769.3            -            769.3           -
                                                     ---------         -------       -------        -----
     Total sales                                     $ 1,779.3         $ 890.1       $ 889.2          100
                                                     =========         =======       =======        =====

 Operating income
-------------------------------------------------
 Propulsion systems                                  $    78.8         $  55.1       $  23.7           43
 Fastening systems                                        51.4            27.0          24.4           90
 Investment castings                                     104.4             -           104.4            -
 Unallocated corporate expense                           (18.7)           (6.5)        (12.2)        (188)
                                                     ---------         -------       -------        -----
     Total operating income                              215.9            75.6         140.3          186

 Equity income of affiliates                              15.6            30.5         (14.9)         (49)
 Interest income                                          10.0            10.9           (.9)          (8)
 Interest expense                                        (16.2)           (1.7)        (14.5)        (853)
 Other, net                                               (2.7)            -            (2.7)           -
 Income taxes                                            (76.1)          (32.9)        (43.2)        (131)
                                                     ---------         -------       -------        -----
     Income before minority interest and
        extraordinary item                               146.5            82.4          64.1           78
 Minority interest                                       (20.5)            -           (20.5)          -
                                                     ---------         -------       -------        -----
 Income before extraordinary item                        126.0            82.4          43.6           53
 Extraordinary item - loss on early
     retirement of debt                                   (7.1)           -             (7.1)          -
                                                     ---------         -------       -------        -----
     Net income                                      $   118.9         $  82.4       $  36.5           44

 Per share:
 Income before extraordinary item:
     Basic                                               $ 3.45          $ 2.26        $ 1.19          53
     Diluted                                             $ 3.34          $ 2.21        $ 1.13          51
 Net income:
     Basic                                               $ 3.26          $ 2.26        $ 1.00          44
     Diluted                                             $ 3.15          $ 2.21         $ .94          43



Summary unaudited financial information for the three months ended June 30, follows:

(in millions, except per share data):
-------------------------------------

                                                                              Dollar
                                                   1998           1997        Change      Percent
                                               -------------  -------------  ----------  -----------
 Sales
--------------------------------------------
 Propulsion systems                              $ 192.2        $ 173.8       $  18.4           11
 Fastening systems                                 100.7           81.8          18.9           23
 Investment castings                               335.7             -          335.7           -
                                                 -------        -------       -------      -------
     Total sales                                 $ 628.6        $ 255.6       $ 373.0          146
                                                 =======        =======       =======      =======
 Operating income
--------------------------------------------
 Propulsion systems                              $  22.9         $ 10.8       $ 12.1          112
 Fastening systems                                  16.7           10.6          6.1           58
 Investment castings                                48.8            -           48.8            -
 Unallocated corporate expense                      (6.6)          (1.6)        (5.0)        (313)
                                                 -------        -------       ------       -------
     Total operating income                         81.8           19.8         62.0          313

 Equity income of affiliates                         -             11.7        (11.7)        (100)
 Interest income                                     3.8            1.7          2.1          124
 Interest expense                                   (6.9)           (.2)        (6.7)      (3,350)
 Other, net                                          (.3)           -            (.3)           -
 Income taxes                                      (27.4)          (9.3)       (18.1)        (195)
                                                 -------        -------       ------       -------
     Income before minority interest                51.0           23.7         27.3          115
 Minority interest                                  (9.9)           -           (9.9)          -
                                                 -------        -------       ------       -------
     Net income                                  $  41.1        $  23.7       $ 17.4           73
                                                 =======        =======       ======       =======

 Net income per share:
     Basic                                         $ 1.13          $ .65        $ .48          74
     Diluted                                       $ 1.09          $ .63        $ .46          73



Following are Cordant Technologies Inc. consolidated balance sheets, statements of cash flows, statements of stockholder's equity, and changes in common stock shares.


CONSOLIDATED BALANCE SHEETS

                                                                           June 30
                                                                --------------------------
(in millions)                                                        1998(a)       1997
------------------------------------------------------------------------------------------
ASSETS                                                            (Unaudited)
Current Assets
    Cash and cash equivalents                                     $     17.4     $    51.4
    Receivables                                                        275.5         146.4
    Inventories                                                        261.4          84.6
    Prepaid expenses and other current assets                           52.8          29.3
    Restricted trust (b)                                               726.9
------------------------------------------------------------------------------------------
       Total Current Assets                                          1,334.0         311.7

Property, Plant and Equipment
    Land                                                                32.3          17.2
    Buildings and improvements                                         315.2         231.2
    Machinery and equipment                                            673.1         332.7
    Construction in progress                                            16.5          14.0
------------------------------------------------------------------------------------------
                                                                     1,037.1         595.1
    Less allowances for depreciation                                  (400.5)       (311.9)
------------------------------------------------------------------------------------------
                                                                       636.6         283.2

Other Assets
    Equity investment in Howmet                                                      178.0
    Costs in excess of net assets of businesses acquired, net          569.0          26.7
    Patents and other intangible assets, net                           125.6          14.1
    Other noncurrent assets                                            113.1          40.7
------------------------------------------------------------------------------------------
                                                                       807.7         259.5
------------------------------------------------------------------------------------------
                                                                  $  2,778.3     $   854.4
------------------------------------------------------------------------------------------

(a)  Since  December 2, 1997,  Cordant  Technologies  Inc. has  consolidated  the financial statements of its 62 percent ownership interest in Howmet  International Inc. Prior to
     December  2, 1997,  Cordant  Technologies  Inc.'s  then 49 percent  interest in Howmet
     International Inc. was accounted for under the equity method.

(b)  The Restricted Trust holds a note receivable from Pechiney S.A. and related letters of credit that secures  Pechiney S.A.'s agreement to repay the Pechiney Notes due January
     2, 1999. Management believes that it is extremely remote that the Company will use any assets other than those in the Restricted Trust to satisfy any payments related to the
     Pechiney Notes.

CONSOLIDATED BALANCE SHEETS

                                                                                       June 30
                                                                             --------------------------
(in millions)                                                                   1998 (a)       1997
-------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY                                          (Unaudited)
------------------------------------
Current Liabilities
    Short-term debt                                                           $   43.1       $  22.7
    Accounts payable                                                             106.1          36.3
    Accrued compensation                                                          87.0          43.1
    Other accrued expenses                                                       211.6          37.4
    Pechiney notes (b)                                                           726.9
-------------------------------------------------------------------------------------------------------
        Total Current Liabilities                                              1,174.7         139.5

Noncurrent Liabilities
    Accrued retiree benefits                                                     166.9          70.4
    Deferred income taxes                                                         42.3          41.3
    Accrued interest and other noncurrent liabilities                            202.4          80.3
    Long-term debt                                                               462.9           1.8
-------------------------------------------------------------------------------------------------------
       Total Noncurrent Liabilities                                              874.5         193.8

Commitments and  Contingent Liabilities
Minority interest                                                                119.6
Stockholders' Equity
    Common stock (par value $1.00 per share)
       Authorized - 200 shares
       Issued - 41.1 shares at June 30, 1998, and 20.5 shares                     41.1          20.5
       at June 30, 1997, (includes treasury shares)
    Additional paid-in capital                                                    46.8          44.7
    Retained earnings                                                            598.0         514.3
    Cumulative translation adjustment                                             (3.9)
-------------------------------------------------------------------------------------------------------
                                                                                 682.0         579.5
    Less common stock in treasury, at cost
       (4.6 shares at June 30, 1998 and 2.1 shares at June 30, 1997)             (72.5)        (58.4)
-------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity                                              609.5         521.1
-------------------------------------------------------------------------------------------------------
                                                                              $2,778.3       $ 854.4
=======================================================================================================



(a)  Since December 2, 1997, Cordant  Technologies Inc. has consolidated the financial statements of its
     62 percent  ownership  interest in Howmet  International  Inc.  Prior to December 2, 1997,  Cordant
     Technologies  Inc.'s then 49 percent interest in Howmet  International Inc. was accounted for under the equity method.

(b)  The Restricted  Trust holds a note receivable from Pechiney S.A. and related letters of credit that secures  Pechiney  S.A.'s  agreement  to repay the Pechiney  Notes due January 2, 1999.  Management believes  that it is extremely  remote that the Company will use any assets other than those in the
     Restricted Trust to satisfy any payments related to the Pechiney Notes.




CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                           Year Ended June 30
                                                                --------------------------------------
(in millions)                                                          1998 (a)     1997       1996
------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES                                                 (Unaudited)
--------------------
Net income                                                           $  118.9    $   82.4   $   58.3
Adjustments to reconcile net income to net cash
    provided by operating activities:
        Restructuring and impairment                                                 (2.2)       5.9
        Extraordinary item                                                7.1
        Minority interest                                                20.5
        Depreciation                                                     53.9        30.0       33.0
        Amortization                                                     21.7        10.2        9.0
        Equity income                                                   (15.6)      (30.5)      (4.5)
        Deferred income taxes                                             2.5        (7.8)     (11.7)
        Changes in operating assets and liabilities:
           Receivables                                                   21.5        16.1      103.9
           Inventories                                                  (12.1)        6.1       41.5
           Accounts payable and accrued expenses                        (11.4)        1.8      (17.3)
           Income taxes                                                   9.7         9.5       (9.5)
           Other -- net                                                  (8.6)       (1.5)     (25.8)
------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                 208.1       114.1      182.8

INVESTING ACTIVITIES
--------------------
Acquisitions, net of acquired cash                                     (430.2)                (146.0)
Purchases of property, plant and equipment                              (72.8)      (33.1)     (29.1)
Proceeds from disposal of assets                                          4.8         2.6        6.1
-------------------------------------------------------------------------------------------------------
              Net cash used for investing activities                   (498.2)      (30.5)    (169.0)

FINANCING ACTIVITIES
--------------------
Net change in short-term debt                                            37.2       (38.0)       2.5
Issuance of long-term debt                                              642.6
Repayment of long-term debt                                            (382.4)        (.1)       (.2)
Premiums paid on early retirement of debt                               (13.7)
Foreign currency rate changes                                            (1.0)
Purchase of common stock for treasury                                   (18.7)                  (4.3)
Stock option transactions                                                 6.7         4.0        2.5
Dividends paid                                                          (14.6)      (13.2)     (12.4)
-------------------------------------------------------------------------------------------------------
              Net cash provided by (used for) financing activities      256.1       (47.3)     (11.9)
-------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                        (34.0)       36.3        1.9
Cash and cash equivalents at beginning of year                           51.4        15.1       13.2
-------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                           $   17.4    $   51.4   $   15.1
=======================================================================================================


(a)  Since December 2, 1997, Cordant  Technologies Inc. has consolidated the financial statements of its
     62 percent  ownership  interest in Howmet  International  Inc.  Prior to December 2, 1997,  Cordant
     Technologies  Inc.'s then 49 percent interest in Howmet  International Inc. was accounted for under the equity method.



CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Current year activity is unaudited)
                                                           Additional                         Cumulative      Total
                                                 Common    Paid-In    Retained    Treasury   Translation   Stockholders'
(in millions)                                    Stock     Capital    Earnings      Stock    Adjustment      Equity
------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1995                           $20.5     $44.5       $399.2      $(60.4)                   $403.8
------------------------------------------------------------------------------------------------------------------------
Net income                                                               58.3                                  58.3
Dividends paid                                                          (12.4)                                (12.4)
Treasury stock purchases                                                             (4.3)                     (4.3)
Stock options exercised and related
     income tax benefits                                     (.3)                     2.8                       2.5
------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996                            20.5      44.2        445.1       (61.9)                    447.9
------------------------------------------------------------------------------------------------------------------------
Net income                                                               82.4                                  82.4
Dividends paid                                                          (13.2)                                (13.2)
Stock options exercised and related
     income tax benefits                                      .5                      3.5                       4.0
------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                            20.5      44.7        514.3       (58.4)                    521.1
------------------------------------------------------------------------------------------------------------------------
Net income                                                              118.9                                 118.9
Currency translation adjustment                                                                   (3.9)        (3.9)
Dividends paid                                                          (14.6)                                (14.6)
Stock split                                       20.6                  (20.6)
Treasury stock purchases                                                            (18.7)                    (18.7)
Stock options exercised and related
     income tax benefits                                     2.1                      4.6                       6.7
------------------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998 (Unaudited)               $41.1     $46.8       $598.0      $(72.5)        $(3.9)     $609.5
========================================================================================================================


CHANGES IN COMMON STOCK SHARES
(Current year activity is unaudited)

                                                                           Common         Treasury
(in millions)                                                              Stock            Stock
----------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1995                                                     20.5             (2.3)
Common stock purchase                                                                        (.1)
Stock options exercised and related tax benefits                                              .1
----------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1996                                                     20.5             (2.3)
----------------------------------------------------------------------------------------------------
Stock options exercised and related tax benefits                                              .2
----------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1997                                                     20.5             (2.1)
----------------------------------------------------------------------------------------------------
Stock options exercised and related tax benefits                                              .2
Stock split                                                                20.6             (2.2)
Purchase of common stock for treasury                                                        (.5)
----------------------------------------------------------------------------------------------------
BALANCE, JUNE 30, 1998 (Unaudited)                                         41.1             (4.6)
====================================================================================================


Following is additional unaudited supplemental information:

For the Quarter Ended 6/30/98
                                                                      1998                         1997 (a)
                                                  --------------------------------------------   -----------
(in millions)                                       Cordant       Howmet       Consolidated       Cordant
------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities            $64.7        $41.4           $106.1            $33.8
Capital expenditures                                  (7.6)       (19.2)           (26.8)            (6.2)
Dividends                                             (3.7)          -              (3.7)            (3.8)
------------------------------------------------------------------------------------------------------------
    Free Cash flow                                   $53.4        $22.2           $ 75.6            $23.8
------------------------------------------------------------------------------------------------------------

(a)  Howmet was not consolidated until December 1997.



For the Twelve Months Ended 6/30/98
                                                                       1998                         1997
                                                  --------------------------------------------   -----------
(in millions)                                       Cordant      Howmet (b)    Consolidated       Cordant
------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities            $146.5        $ 61.6          $208.1          $114.1
Capital expenditures                                  (21.9)        (50.9)          (72.8)          (33.1)
Dividends                                             (14.6)          -             (14.6)          (13.2)
------------------------------------------------------------------------------------------------------------
    Free Cash flow                                   $110.0        $ 10.7          $120.7          $ 67.8
------------------------------------------------------------------------------------------------------------


Total Debt (a)                                       $333.3        $172.9          $506.2          $ 24.6
Less cash & cash equivalents                            7.3          10.1            17.4            51.4
------------------------------------------------------------------------------------------------------------
    Net Debt (Cash) Position                         $326.0        $162.8          $488.8         ($ 26.8)
------------------------------------------------------------------------------------------------------------

(a)  Excludes Pechiney note payable.

(b)  Howmet's results since December 2, 1997.


Fastening  Systems   book-to-bill  ratios,  which  are  orders  divided  by
shipments, for the quarter ended June 30, were as follows:

                                      1998                   1997
     ------------------------------------------------------------
     Aerospace                         .89                   1.36
     Industrial                        .98                   1.04
     Total                             .93                   1.21



Fastening Systems book-to-bill ratios, for the twelve months ended June 30, were as follows:

                                      1998                   1997
     -----------------------------------------------------------
     Aerospace                        1.09                   1.32
     Industrial                       1.03                   1.05
     Total                            1.07                   1.18

                                 SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CORDANT TECHNOLOGIES INC.
                                                        (Registrant)




                                          By:    /S/ Richard L. Corbin
                                                 --------------------------
                                                 Richard L. Corbin
                                                 Senior Vice President and
                                                 Chief Financial Officer

Date:  August 4, 1998